Exhibit 10.2(A)

FIRST AMENDMENT TO SUBLEASE
(Juno 2nd Floor; 307 WESTLAKE)

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is made as of February 11, 2015 (the “Effective Date”), between Seattle Biomedical Research Institute, a Washington nonprofit corporation having a principal address at 307 Westlake Ave N., Suite 500, Seattle, WA 98109-5219 ("Sublandlord"), and Juno Therapeutics, Inc., a Delaware corporation having a principal address at 307 Westlake Avenue N., Suite 300, Seattle, WA 98109-5219 ("Subtenant").

Sublandlord and Subtenant are parties to that certain sublease dated as of November 20, 2014 (the “Sublease”) under which Sublandlord subleased to Subtenant those certain Sublease Premises located on the second floor of the Building located at 307 Westlake Avenue North in Seattle, Washington. The Sublease is subject and subordinate to the Master Lease (as defined in the Sublease). In this Amendment, the Master Lease is also referred to, when the context requires, as the “Original Master Lease”.

As contemplated by Section 19.4 (Sale of Building) of the Sublease, the Sublandlord has entered or intends concurrently herewith to enter into a new master lease for floors 1, 2, 4 and 5 in the Building, a copy of which is attached as Exhibit A to this Amendment and incorporated by this reference (the “New Master Lease”), and, now, therefore, the parties desire to substitute the New Master Lease for the Original Master Lease under the Sublease, and make other related revisions to the Sublease, all as set forth below.

Now, therefore, Sublandlord and Subtenant agree as follows:

Definitions. Any capitalized term used but not otherwise defined in this Amendment has the meaning given in the Sublease.
New Master Lease. Subtenant consents to the New Master Lease, and to the replacement and substitution of the Original Master Lease under the Sublease with the New Master Lease. As of the Effective Date of this Amendment, the Sublease is amended such that the “Master Lease” under the Sublease is the New Master Lease, and all references in the Sublease to the “Master Lease” will be deemed references to the New Master Lease, with the appropriate changes having been made, mutatis mutandis.
Other Amendments to the Sublease. The parties agree that, as of the Effective Date of this Amendment, the Sublease is amended as follows:

a.	In the first paragraph of Section 3.2 (Additional Rent) of the Sublease, the reference to Section 2(c) of the Master Lease is amended to be a reference to Section 2(b) of the Master Lease;

(a)
In the penultimate paragraph of Section 3.2 (Additional Rent) of the Sublease, the reference to Section 2(d)(ii) of the Master Lease is amended to be a reference to Section 2(c)(ii) of the Master Lease;

a.
In Section 19.2 (Subordination) of the Sublease, the references to Section 18 of the Master Lease are amended to be references to Section 16 (Subordination to Ground Leases and Mortgages) of the Master Lease;

b.	Section 19.3 (Adherence to Terms of Master Lease) of the Sublease is amended to read in its entirety as follows:
“19.3    Adherence to Terms of Master Lease. Subtenant agrees to be bound by and fully comply with all obligations and responsibilities of Sublandlord as tenant under the Master Lease to the extent the same relate to the Sublease Premises; provided, however, that the following Sections and Exhibits in the Master Lease shall not apply to this Sublease, nor will any provisions in the Master Lease that, by their nature, should not apply to a subtenant:

the section titled “Schedule”;
Section 1(b)
Section 1(c) (as to Sublandlord’s payment obligations to Landlord)
Section 2(a)(except for definitions set out therein which may be useful in interpreting provisions of this Sublease);
Section 2(d)(iv) (except that Subtenant shall be entitled to its pro rata share of any overpayment);
Section 3;
Section 12;
Section 13;
Section 17(c);
Section 17(i);
Section 22;
Section 24;
Section 25(n);
Section 25(x);
Section 25(y);
Section 27;
Section 28;
Appendices A, C, D, E, F, H, I, J, K
Addendum No. 1
Exhibits B, C, D, E, and F.

To the extent of any conflict or discrepancy between this Sublease and the Master Lease, then, as between Sublandlord and Subtenant, this Sublease shall control. Notwithstanding anything herein seemingly to the contrary, Subtenant shall neither do nor permit anything to be done that could cause a default under the Master Lease or that could cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Landlord under the Master Lease. Notwithstanding anything herein seemingly to the contrary, Sublandlord shall remain liable for all of its obligations to Landlord under the Master Lease.”

c.	The proviso at the end of the first sentence in Section 20 (Right of Entry) of the Sublease is deleted;

d.	Section 21 (Parking) of the Sublease is amended to provide that, as of the Effective Date of this Amendment, the monthly rate for parking is $250 per stall; and

e.
The last sentence in Section 23.1 (Sublandlord Consent) of the Sublease is amended to read in its entirety as follows: “Notwithstanding the foregoing, Subtenant shall not be required to obtain Sublandlord’s consent for “Permitted Transfers” (as defined in the Master Lease) to permitted transferees (“Permitted Transferees”) that comply with Section 17(b) of the Master Lease, but shall be required to provide to Sublandlord at least thirty (30) days’ prior written notice of the proposed Permitted Transfer and shall provide to Sublandlord all of the notices, confirmations and assumption agreements described in Section 17(b) of the Master Lease.”

Counterparts; Facsimile Signatures. This Amendment will be effective upon full execution. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally effective as delivery of an original signature. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic means also shall deliver an original signature in a timely manner, but the failure to deliver an original signature shall not affect the validity, enforceability or binding effect of this Amendment.
Miscellaneous. This Amendment may not be modified or amended except by a writing signed by both Sublandlord and Subtenant. This Amendment shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties. The Sublease, as amended by this Amendment, contains the entire agreement of and is the final and complete expression of the parties. In the event of a conflict between this Amendment and the unamended Sublease, this Amendment shall control. Except as expressly provided in this Amendment, all of the terms, conditions and covenants of the Sublease remain unchanged and are in full force and effect, and the parties ratify and confirm the Sublease, as amended by this Amendment, in full.

SUBLANDLORD:

Seattle Biomedical Research Institute,
a Washington nonprofit corporation

By:    /s/ Louis R. Coffman
Name:    LOUIS R. COFFMAN
Title:    SVP-COO

SUBTENANT:

Juno Therapeutics, Inc.,
a Delaware corporation

By:    /s/ Andy Walker
Name:    Andy Walker
Title:    SVP, Mfg & Ops

STATE OF WASHINGTON COUNTY OF KING	ss.

I certify that I know or have satisfactory evidence that Andy Walker is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the SVP, Manufacturing of Juno Therapeutics, Inc., a Delaware corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this 10 day of February, 2014.

/s/ Patricia Betty Grossbard
_______________________________
(Signature of Notary)

Patricia Betty Grossbard
_______________________________
(Legibly Print or Stamp Name of Notary)
[seal]    Notary public in and for the state of Washington, residing at 307 Westlake Ave. N.
Seattle, WA 98109
My appointment expires 5/12/2016

STATE OF WASHINGTON COUNTY OF KING	ss.

I certify that I know or have satisfactory evidence that Louis R. Coffman is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Chief Operating Officer of SEATTLE BIOMEDICAL RESEARCH INSTITUTE, a Washington non-profit corporation, to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument.

Dated this 10 day of February, 2014.

/s/ Katherine E. Weybright
_______________________________
(Signature of Notary)

Katherine E. Weybright
_______________________________
(Legibly Print or Stamp Name of Notary)
[stamp]    Notary public in and for the state of Washington, residing at Seattle WA
My appointment expires 3/26/2018